Exhibit 10.1

2015 AMENDMENT
TO
THE 2009 STOCK INCENTIVE PLAN

WHEREAS, InterDigital, Inc. (the “Company”) sponsors and maintains the InterDigital, Inc. 2009 Stock Incentive Plan (the “Plan”);

WHEREAS, the Company has reserved the right to amend the Plan pursuant to Section 20 of the Plan; and
The Plan is hereby amended as follows:

1.	Effective June 11, 2015, Section 18 of the Plan is hereby supplemented to add the following language to the end thereof:
“Notwithstanding anything herein to the contrary, if agreed to by a Nonemployee Director, the Administrator is permitted to withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award to cover tax obligations in excess of statutorily required withholding.”

    Except as expressly set forth in this 2015 Amendment to the 2009 Stock Incentive Plan (the “Amendment”), all other terms and conditions set forth in the Plan shall remain in full force and effect. Capitalized terms used and not defined herein shall have the meanings set forth in the Plan.
This Amendment has been adopted by the Board of Directors of the Company as of June 11, 2015.